Schedule 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement             |_|  Confidential, For Use of
|X|  Definitive Proxy Statement                   the Commission Only (as
|_|  Definitive Additional Materials              permitted by Rule 14a-6(e)(2))
|_|  Soliciting Material Under Rule 14a-12


                             RATEXCHANGE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.
|_| Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:

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(2)      Aggregate number of securities to which transaction applies:

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(3)      Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)      Proposed maximum aggregate value of transaction:

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(5)      Total fee paid:

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|_|      Fee paid previously with preliminary materials:

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|_|      Check box if any part of the fee is offset as provided by Exchange  Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

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(2)      Form, Schedule or Registration Statement No.:

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(3)      Filing Party:

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(4)      Date Filed:

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


                               [RateXchange Logo]


                                                                     May 3, 2002


Dear RateXchange Corporation Stockholder:

         You are cordially invited to attend RateXchange Corporation's 2002 annual meeting of stockholders to be held on Thursday, May 30, 2002 at 10:00 a.m., pacific standard time, at The Park Hyatt Hotel, 333 Battery Street, San Francisco, California 94111.

         An outline of the business to be conducted at the meeting is given in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. In addition to the matters to be voted on, there will be a report on our progress and an opportunity for stockholders to ask questions.

         I hope you will be able to join us. To ensure your representation at the meeting, I encourage you to complete, sign and return the enclosed proxy card as soon as possible. Your vote is very important. Whether you own a few or many shares of stock, it is important that your shares be represented.


                                  Sincerely,


                                  /s/ D. Jonathan Merriman
                                  ------------------------
                                  D. Jonathan Merriman
                                  Chairman and Chief Executive Officer

                             RATEXCHANGE CORPORATION

                   ___________________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 30, 2002


TO THE STOCKHOLDERS:

         The 2002 annual meeting of stockholders of RateXchange Corporation will be held on Thursday, May 30, 2002 at 10:00 a.m., pacific standard time, at The Park Hyatt Hotel, 333 Battery Street, San Francisco, California 94111. At the meeting, you will be asked:

         1. To elect eight directors to serve until the 2003 annual meeting of stockholders;

         2.       To approve the 2002 Employee Stock Purchase Plan;

         3. To approve the change of RateXchange's independent accounting firm; and

         4. To transact such other business as may properly be presented at the annual meeting.

         The foregoing items of business are more fully described in the proxy statement accompanying this notice.

         If you were a  stockholder  of record at the close of business on April
22,  2002,  you  may  vote  at  the  annual  meeting  and  any   adjournment  or
postponement.

         We invite all stockholders to attend the meeting in person. If you attend the meeting, you may vote in person even if you previously signed and returned a proxy.


                                    By Order of the Board of Directors


                                    /s/ Christopher L. Aguilar
                                    --------------------------
                                    Christopher L. Aguilar
                                    Secretary


San Francisco, California
May 3, 2002



--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. TO ASSURE REPRESENTATION OF YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                             RATEXCHANGE CORPORATION
                           100 Pine Street, Suite 500
                         San Francisco, California 94111

                   ___________________________________________

                                 PROXY STATEMENT

                   FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

GENERAL

         RateXchange Corporation, a Delaware corporation, is soliciting this proxy on behalf of its Board of Directors to be voted at the 2002 annual meeting of stockholders to be held on Thursday, May 30, 2002, at 10:00 a.m., Pacific standard time, or at any adjournment or postponement thereof. The 2002 annual meeting of stockholders will be held at The Park Hyatt Hotel, 333 Battery Street, San Francisco, California 94111.

METHOD OF PROXY SOLICITATION

         These proxy solicitation materials were mailed on or about May 3, 2002 to all stockholders entitled to vote at the meeting. RateXchange will pay the cost of soliciting these proxies. These costs include the expenses of preparing and mailing proxy materials for the annual meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding the proxy materials. Directors, officers and employees of RateXchange may also solicit proxies without additional compensation.

VOTING OF PROXIES

         Your shares will be voted as you direct on your signed proxy card. If you do not specify on your proxy card how you want to vote your shares, we will vote signed returned proxies:

         o        FOR the election of the board's eight nominees for director;

         o        FOR the approval of the 2002 Employee Stock Purchase Plan; and

         o FOR the approval of RateXchange's change of independent accounting firm.

         We do not know of any other business that may be presented at the annual meeting. If a proposal other than those listed in the notice is presented at the annual meeting, your signed proxy card gives authority to the persons named in the proxy to vote your shares on such matters in their discretion.

REQUIRED VOTE

         Record holders of shares of RateXchange's common stock and record holders of Series A preferred shares, at the close of business on April 22, 2002, the voting record date, may vote at the meeting with respect to the election of eight directors, the approval of the 2002 Employee Stock Purchase Plan and approve the change of RateXchange's independent accounting firm. Each share of common stock and each share of series A convertible preferred stock outstanding on the record date has one vote. At the close of business on April 22, 2002, there were 20,732,349 shares of common stock outstanding and 2,000,000 shares of preferred stock outstanding.

         RateXchange's bylaws provide that a majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for transaction of business. Assuming the presence of a quorum at the annual meeting, the vote of the holders of at least a majority of the stock having voting power present in person or represented by proxy is required to elect the eight nominees of the board as directors, to approve the 2002 Employee Stock Purchase Plan and approve RateXchange's change of the independent accounting firm. An automated system administered by RateXchange's transfer agent will tabulate the votes. Each is tabulated separately. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. Broker non-votes, however, will not be considered as part of the voting power present or represented at the annual meeting for purposes of any matter voted on at the meeting. Abstentions will have the same effect as a vote against the proposal to approve the 2002 Employee Stock Purchase Plan.

REVOCABILITY OF PROXIES

         You may revoke your proxy by giving written notice to the Secretary of RateXchange or by delivering a later proxy to the Secretary, either of which must be received prior to the annual meeting, or by attending the meeting and voting in person.


                        PROPOSAL 1: ELECTION OF DIRECTORS

         The board of directors has nominated eight directors for election at the 2002 annual meeting. If you elect them, they will hold office until the next annual meeting, until their respective successors are duly elected and qualified or until their earlier resignation or removal. Cumulative voting is not permitted. Unless you specify otherwise, your returned signed proxy will be voted in favor of each of the board's nominees. In the event a nominee is unable to serve, your proxy may vote for another person nominated by the board. The board of directors has no reason to believe that any of the nominees will be unavailable.

         In addition to the eight nominees of the board of directors, the holders of the outstanding shares of series A convertible preferred stock, voting separately as a class, are entitled to elect two additional directors at the annual meeting. The holders of the preferred stock have not nominated or proposed candidates for board positions.

VOTE REQUIRED

         The affirmative vote of the holders of at least a majority of the stock having voting power present in person or represented by proxy is required to elect the eight nominees of the board as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE BOARD'S NOMINEES LISTED BELOW.

DIRECTORS

         Set forth below are the principal occupations of, and other information regarding, the eight director nominees of the board. Each of these persons is an incumbent director.

         D. Jonathan Merriman has served as our Chief Executive Officer since October 2000 and served as our President from October 2000 through June 2001. He has served as a Director since February 2000 and became Chairman of the Board in June 2000. In June 1998, Mr. Merriman became Managing Director and Head of the Equity Capital Markets Group and member of the Board of Directors at First Security Van Kasper. In this capacity, he oversaw the Research, Institutional Sales, Equity Trading, Syndicate and Derivatives Trading departments. He is currently on the Boards of Directors of Leading Brands, Inc. and Fiberstars, Inc. From June 1997, Mr. Merriman served as Managing Director and head of Capital Markets at The Seidler Companies in Los Angeles, where he also served on the firm's Board of Directors. Before Seidler, Mr. Merriman was Director of Equities for Dabney/Resnick/Imperial, LLC. In 1989, Mr. Merriman co-founded the hedge fund company Curhan, Merriman Capital Management, Inc., which managed money for high net worth individuals and corporations. Before Curhan, Merriman Capital Management, Inc., he worked in the Risk Arbitrage Department at Bear Stearns & Co. as a trader/analyst. He has completed coursework at New York University's Graduate School of Business. Mr. Merriman received his Bachelor of Arts in Psychology from Dartmouth College.

         Patrick Arbor has served as Director of Ratexchange since February 2001 and has served as a member of the audit committee since April 2001. Currently an independent futures trader, Mr. Arbor is a principal of the trading firm of Shatkin, Arbor, Karlov & Co. He is a longtime member of the Chicago Board of Trade (CBOT), the world's oldest derivatives exchange, serving as the organization's Chairman from 1993 to 1999. During that period, Mr. Arbor also served on the Board of Directors of the National Futures Association. Prior to that, he served as Vice Chairman of the CBOT for three years and ten years as a Director. Mr. Arbor's other exchange memberships include the Chicago Board Options Exchange, the Mid-America Commodity Exchange and the Chicago Stock Exchange. Mr. Arbor received his undergraduate degree in business and economics from Loyola University.

         Dean S. Barr has served as one of our Directors since November 2000. Mr. Barr is currently the Global Chief Investment Officer of Deutsche Asset Management, a position he has held since 1999. In this role, Mr. Barr is responsible for $600 billion in investment assets worldwide for Deutsche Bank. Before joining Deutsche Bank, Mr. Barr served as Global Chief Investment Officer of Active Strategies and Global Director of Research at State Street Global Advisors where he was responsible for $120 billion in active investment assets. Mr. Barr co-founded and served from 1988 to 1997 as Chief Executive Officer of Advanced Investment Technology, a quantitative asset manager with $1 billion in assets under management, until State Street Global Advisors purchased Advanced Investment Technology. Mr. Barr began his career in 1984 at Goldman Sachs where he worked on early trading applications for computer program trading. Mr. Barr received his undergraduate degree from Cornell University and received his Masters in Business Administration from New York University.

         E. Russell "Rusty" Braziel has served as a Director of Ratexchange since February 2001 and has served as a member of the audit committee since April 2001. Mr. Braziel is founder and CEO of Netrana, LLC, a consulting and software venture that brings innovative market services, software solutions and liquidity formation methodologies to a broad range of vertical electronic markets. Previously, in 1996, Mr. Braziel founded Altra Energy Technologies, a world leader in enterprise-wide business solutions, delivering electronic trading platforms, transaction management products and integration services for the energy industry. Under Mr. Braziel's leadership, Altra grew from a small project team to a company conducting billions in e-commerce each month. Mr. Braziel serves on various Boards of Directors and advisory boards, providing insight into the development of a number of B2B exchanges, professional services firms, and software companies. Mr. Braziel received his undergraduate degree in finance and his Masters in Business Administration from Stephen F. Austin University.

         John E. "Jack" McConnaughy, Jr. has served as one of our Directors since December 2001. Mr. McConnaughy is currently Chairman and Chief Executive Officer of JEMC Corporation. He was Chairman and CEO of Peabody International Corporation from 1969 and in addition Chairman and Chief Executive Officer of GEO International Corporation when it spun off in 1981. He retired from the former in 1986 and the latter in 1992. He was named outstanding Chief Executive Officer in his industry for the years 1975, 1976 and1978 by Financial World Magazine. Prior to joining Peabody, Mr. McConnaughy served as Vice President-European Consumer Products with the Singer Company where he was responsible for operations in sixteen countries. A graduate of the Denison University with a B.A. in economics, Mr. McConnaughy earned his Masters in Business Administration in marketing and finance at Harvard's Graduate School of Business Administration.

         Donald H. Sledge has served as one of our Directors since September 1999 and Chairman of our Board of Directors from February 2000 to June 2001. He has served as a member of the compensation committee since April 2001. He also served as Chief Executive Officer from February 2000 until October 2000. From September 1999 until February of 2000 he served as President, Chief Executive Officer and Chairman of our subsidiary Ratexchange I, Inc. Mr. Sledge is currently a general partner in Fremont Communications, a venture capital fund, based in San Francisco. From 1996 to September 1999, Mr. Sledge was president and Chief Executive Officer of TeleHub Communications Corporation, a next generation ATM-based telecommunications company. From 1994 to 1995, Mr. Sledge served as President and Chief Operating Officer of WCT, a $160-million long distance telephone company that was one of Fortune Magazine's 25 fastest growing public companies before it was acquired by Frontier Corporation. From 1993 to 1994, Mr. Sledge was head of operations for New T&T, a Hong Kong-based start-up. He was Chairman and Chief Executive Officer of New Zealand Telecom International from 1991 to 1993 and a member of the executive board of TCNZ, where he led privatization and public offerings and served as managing director of New Zealand's largest operating telephone company, Telecom Auckland Ltd. One of the subsidiaries of Telehub Communications,Telehub Network Services Corporation, filed for bankruptcy several months after Mr. Sledge resigned from Telehub. Mr. Sledge also served as president and Chief Executive Officer of Pacific Telesis International. Since November 1997, Mr. Sledge also has served on the Board of Directors of eGlobe, Inc., a voice-based applications services provider. Mr. Sledge holds a Masters of Business Administration and Batchelor of Arts degree in industrial management from Texas Technological University.

         Ronald E. Spears has served as one of our Directors since March 2000 and has served as a member of the audit committee since April 2001. Throughout his 20-year career, he has managed telecommunications and professional service start-ups, as well as established long distance powerhouses. Mr. Spears is currently President of AT&T Solutions. From June 2000 to March 2002 Mr. Spears led the formulation and implementation of corporate-wide development related to strategic planning, marketing and communications, business alliances as
Vaultus', formerly MobileLogic, President and Chief Executive Officer. Mr. Spears joined Vaultus after serving as the President and Chief Executive Officer of CMGI Solutions, an enterprise focused Internet solutions provider from April 1999 to May 2000. Before joining CMGI Solutions, Mr. Spears served as president and COO of e.spire Communications, one of the nation's fastest growing integrated communications providers, from February 1998 to April 1999 where he managed day-to-day business operations and saw significant growth in revenue and market share. From June 1995 to January 1998 he was corporate vice president at

Citizens Utilities, managing that company's independent telephone company operations in 13 states. He also served as President of MCI WorldCom, Inc.'s Midwest Division from 1984 to 1990. A pioneer of the competitive long distance industry, Mr. Spears began his career in telecommunications as a manager of AT&T Longlines in 1978, following eight years as an officer in the U.S. Army. He is a graduate of the United Military Academy at West Point and also holds a Master's Degree in Public Service from Western Kentucky University.

         Steven W. Town has served as one of our Directors since October 2000 and has served as a member of the compensation committee since April 2001. Mr. Town currently serves as Co-Chief Executive Officer of the Amerex Natural Gas, Amerex Power and Amerex Bandwidth, Ltd. Mr. Town began his commodities career in 1987 in the retail futures industry prior to joining the Amerex Group of Companies. He began the Amerex futures and forwards brokerage group in natural gas in 1990, in Washington D.C., and moved this unit of Amerex to Houston in 1992. During Mr. Town's tenure as Co-Chief Executive Officer, the Amerex companies have become the leading brokerage organizations in their respective industries. Amerex currently provides energy, power and bandwidth brokerage services to many of the energy companies. Mr. Town is a graduate of Oklahoma State University.

BOARD MEETINGS AND COMMITTEES

         In 2001, the Board of Directors held four board meetings. During 2001, no incumbent director attended fewer than 75% of the aggregate of (a) the total number of meetings of the board of directors held during the period for which he has been a director and (b) the total number of meetings held by all committees of the board of directors on which he served during the period that he served. RateXchange has the following board committees:


         Audit Committee. The principal functions of the Audit Committee are to recommend engagement of our independent accounting firm, to consult with our auditors concerning the scope of the audit and to review with them the results of their examination, to approve the services performed by the independent auditors, to review and approve any material accounting policy changes affecting our operating results and to review our financial control procedures and personnel. The following board members served as Audit Committee members during 2001: Christopher Vizas, D. Jonathan Merriman, Gordon Hutchins, Ronald Spears, Patrick Arbor and E. Russell Braziel. In April 2001, Mr. Merriman resigned from the committee and was replaced by Patrick Arbor. In April 2001, Mr. Hutchins resigned from the Committee and was replaced by E. Russell Braziel. Ronald Spears was appointed chairman of the committee in April 2001. The Audit Committee held two meetings in 2001. The board of directors believes that each of the current members of the Audit Committee is an "independent" director within the meaning of the applicable rules of the American Stock Exchange.

         Compensation Committee. The Compensation Committee of the board of directors has exclusive authority to establish the level of compensation paid to the Company's executive officers and administers the Company's stock option plans. The following board members served as Compensation Committee members during 2001: Christopher Vizas, Gordon Hutchins, Donald Sledge, Steve Town and Michael Boren. Christopher Vizas and Gordon Hutchins resigned from the committee when they resigned from the board in April 2001 and were replaced by Donald Sledge and Steve Town. Michael Boren resigned from the committee when he resigned from the board in October 2001 and was not replaced. The Compensation Committee held two meetings in 2001.

         Nominating Committee. RateXchange does not have a separate Nominating Committee of the board of directors.


                             AUDIT COMMITTEE REPORT

         The Audit Committee reviews our financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2001 Annual Report on Form 10-K with RateXchange's management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

         The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from RateXchange and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board the inclusion of the audited financial statements in RateXchange's 2001 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.


                                                       AUDIT COMMITTEE

                                                       Ronald Spears, Chairman
                                                       Patrick Arbor
                                                       E. Russell Braziel


                            COMPENSATION OF DIRECTORS

         Directors may receive stock option grants for service on the board. In connection with their appointment as board members in 2001, Mr. Arbor, Mr. Braziel each received an option to purchase 100,000 shares of common stock in January 2001 at an exercise price of $2.01 per share. Former board members David Boren and Michael Boren received an option to purchase 100,000 shares of common stock at an exercise price of $1.40 per share. The option grants to Messrs. Boren were cancelled 90 days after their resignations in October 2001, according to the terms of our company's option plan. In December 2001, Mr. John McConnaughy, Jr. received an option to purchase 100,000 shares of common stock at an exercise price of $0.56 per share. All of these options have terms of ten years and vest over one year from the date of grant. Vesting is accelerated upon change of control of our company. RateXchange's directors also receive travel and other out-of-pocket expenses related to board meeting attendance. In addition, Mr. Sledge received $120,000 per year for serving as Chairman of our board of directors from October 2000 until June 2001. See "Employment Contracts and Termination of Employment and Change in Control Agreements."

                             EXECUTIVE COMPENSATION

         The following table sets forth information regarding the compensation paid to each of the individuals who served as our Chief Executive Officer during 2001 and to our other executive officers whose total salary and bonus for 2001 exceeded $100,000.


                                          SUMMARY COMPENSATION TABLE

                                                                                             Long-Term
                                                                                          Compensation
                                                  Annual Compensation                         Awards
                                         -------------------------------------         ---------------------
                                                                                       Securities Underlying
Name and Principal Position              Year         Salary             Bonus                Options
---------------------------              ----         ------             -----                -------
D. Jonathan Merriman (1)                 2001       $ 99,830.73        $ 200,000             0
   Chairman and Chief Executive          2000       $ 59,039           0                     2,100,000
   Officer                               1999       n/a                n/a                   n/a

Robert E. Ford (2)                       2001       $ 88,741.10        0                     820,000
   President and Chief Operating         2000       n/a                n/a                   n/a
   Officer                               1999       n/a                n/a                   n/a

Donald H. Sledge (3)                     2001       $ 69,403.25        $  38,08192           0
   Director, former Chief Executive      2000       $238,040           $  75,000             1,500,000
   Officer                               1999       $ 94,653           $  75,000             100,000


---------------

(1) Mr. Merriman was appointed to the Board of Directors in February 2000. Mr. Merriman was hired on October 5, 2000 as President and Chief Executive Officer. Mr. Merriman's annual salary is $300,000, plus a bonus under his employment agreement. Effective March 15, 2001, Mr. Merriman reduced his annual salary to $1.00, plus a bonus tied to performance. Mr. Merriman's salary was raised to $150,000 per year after our company secured private financing. Effective May 28, 2001, Mr. Merriman was appointed Chairman of our Board of Directors. The Board ratified his appointment on June 28, 2001.

(2) Mr. Ford was hired on February 19, 2001 as Chief Operating Officer. Mr. Ford's annual salary is $125,000, plus a bonus under his employment agreement. Effective June 28, 2001 Mr. Ford was appointed President by the Board of Directors.

(3) Mr. Sledge was hired on September 15, 1999 as one of our directors and as the Chairman and Chief Executive Officer of RateXchange I, Inc., one of our subsidiaries. Mr. Sledge was appointed our Chairman and Chief Executive Officer in February 2000 and served as Chairman of our Board of Directors until June 2001 and Chief Executive Officer until October 2000. Mr. Sledge remained employed with our company as Chairman until May 28, 2001 when he separated from employment with our company. Mr. Sledge remains a member of our Board of Directors. Mr. Sledge's annual salary with our company while serving as Chief Executive Officer was $300,000, plus a bonus, under his employment agreement. Mr. Sledge also received approximately $1,000 each month for car allowance and approximately $1,000 each month for payment of whole life insurance premiums for the six months of his employment in 2001. Mr. Sledge's annual salary with our company while serving as Chairman from October of 2000 to May of 2001 was $120,000. Mr. Sledge received $38,081.92 in severance payment. See, "Employment Contracts and Termination of Employment and Change in Control Agreement," below.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information regarding options granted during fiscal year 2001 to the named executive officers. No stock appreciation rights were granted in 2001.


                                               Individual Grants
                            ------------------------------------------------------
                            Number of           Percent of                                        Potential Realizable Value at
                            Securities          Total                                          Assumed Annual Rates of Stock Price
                            Underlying          Options to  Exercise or                           Appreciation for Option Term
                            Options             Employees   Base Price        Expiration       -----------------------------------
      Name                  Granted             in 2001     Per Share(1)      Date                5% ($)                10% ($)
      ----                  -------             -------     ------------      ----                ------                -------
D. Jonathan Merriman              0             n/a         n/a               n/a                 n/a                   n/a

Robert E. Ford (2)          150,000             0.09%       $ 2.05            4/5/11              $ 34,567              $237,185
                            150,000             0.09          0.37            4/5/11                34,903                88,453
                             20,000             0.01          1.40            4/5/11                17,609                44,625
                            100,000             0.06          0.34            9/12/11               21,382                54,187
                            100,000             0.06          0.34            9/19/11               21,382                54,187
                            300,000             0.18          0.34            9/19/11               64,147               162,561

Donald H.  Sledge                 0             n/a         n/a               n/a                 n/a                   n/a


---------------
(1) The exercise prices of the options included in this table reflect the board's bona fide estimation of market value of the shares on the various grant dates.

(2) As part of his employment agreement Mr. Ford received an option to purchase 150,000 common shares with a strike price of $2.05 that vested six months after his employment. As an additional part of his employment agree, Mr. Ford also received an option to purchase 150,000 shares with a strike price of $0.37, equal to the closing price of RateXchange's private financing round in November of 2001, which vested immediately upon the close of financing. He received an option to purchase 20,000 shares with a strike price of $1.40 and immediate vesting as compensation for a salary reduction in April 2001. Mr. Ford received two options to purchase 100,000 shares each with a strike price of $0.34 with immediate vesting based upon meeting management performance goals. Mr. Ford received and option to purchase 300,000 shares with a strike price of $0.34 and immediate vesting when he was appointed President of our company.

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

         The following table sets forth information with respect to each of the named executive officers concerning the number of securities underlying unexercised stock options at the end of fiscal year 2001 and the 2001 fiscal year-end value of all unexercised in the money options held by such individuals. No options were exercised by any named executive officer in fiscal year 2001.


                                Number of                       Value of
                          Securities Underlying               Unexercised
                               Unexercised                    In-the-Money
                               Options (#)                    Options (1)
                       ---------------------------    --------------------------
     Name              Exercisable   Unexercisable    Exercisable  Unexercisable
     ----              -----------   -------------    -----------  -------------
D. Jonathan Merriman    1,350,000       750,000        $       0     $       0

Donald H. Sledge        1,300,000             0                0             0

Robert E. Ford            820,000             0          255,500             0


-------------------
(1) Market value of underlying securities at year-end minus the exercise price.

                       COMPARATIVE STOCK PERFORMANCE CHART

         The following graph compares our stockholder returns since July 10, 2000, the date our common stock began trading on the American Stock Exchange, with the AMEX US index and the NASDAQ US index. The graph assumes an investment of $100 in each of RateXchange and the AMEX US and NASDAQ US indices on July 10, 2000.


[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]


         The points on the graph represent the following numbers:


                              July 10,        December 31,     December 31,
                                2000              2000            2001
                             ----------        ---------        ---------
RateXchange                  $   100.00        $   37.24        $   12.60
AMEX US                      $   100.00        $   95.88        $   90.50
NASDAQ US                    $   100.00        $   61.66        $   49.00


             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                          CHANGE IN CONTROL AGREEMENTS

         Mr. Sledge's employment agreement provided for him to serve as Chairman and Chief Executive Officer of RateXchange I with an annual base salary of $300,000, an annual incentive bonus of up to 50% of base salary, a 10% interest in RateXchange I, Inc., an expense reimbursement and other employee benefits. Under this agreement, Mr. Sledge's employment may be terminated for cause or upon death or disability so long as we pay all compensation owed as of the date of termination. Mr. Sledge's employment may be terminated without cause if we pay him severance pay equal to one year's annual salary and a bonus payment of $150,000. In October 2000, Mr. Sledge resigned as Chief Executive Officer, but continued to serve as Chairman at a salary of $120,000 per year until May of 2001. Upon his leaving our company in May 2001, we issued to Mr. Sledge a 7% convertible note, in an aggregate principal amount of $400,000, due April 2003. Interest is payable at the maturity of the two-year term. The note may be converted into shares of Ratexchange's common stock on election of Mr. Sledge anytime before their maturity or their prior repurchase by the Company. The conversion rate is 364 shares per each $1,000 principal amount of the note, subject to adjustment in certain circumstances.

         In connection with Mr. Merriman's appointment as our new President and Chief Executive Officer, we entered into an employment agreement with Mr. Merriman. His initial annual salary under his employment agreement was $300,000. The agreement also included a $200,000 bonus paid to him on January 2, 2001, expense reimbursement and other employee benefits. Effective March 15, 2001, Mr. Merriman reduced his annual salary to $1.00, plus a bonus tied to performance. Mr. Merriman's salary was raised to $150,000 per year after our company secured private financing. Under his employment agreement, Mr. Merriman has been awarded ten-year stock options, which are incentive options to the extent permissible under Section 422 of the Internal Revenue Code of 1986, as amended, to purchase a total of 2,000,000 shares of our common stock at an exercise price of $3.19 per share, as follows:

         o        Options to purchase 500,000 shares vesting on October 5, 2000;

         o Options to purchase 500,000 shares vesting on January 1, 2005, subject to acceleration of vesting upon the completion of a financing for $15 million and further subject, in either case, to continued employment on such date;

         o Options to purchase 250,000 shares vesting on October 5, 2001, subject to continued employment on that date;

         o Options to purchase 250,000 shares vesting on October 5, 2002, subject to continued employment on that date;

         o Options to purchase 250,000 shares vesting on January 1, 2007, subject to acceleration of vesting immediately following the first quarter of positive earnings before interest, taxes, depreciation and amortization after January 2001 and further subject, in either case, to continued employment on such date; and

         o Options to purchase 250,000 shares vesting on January 1, 2006, subject to acceleration of vesting immediately after the common stock has traded on AMEX at a price of $7.00 per share or more for 30 consecutive trading days, subject, in either case, to continued employment on such date.

         The vesting of the stock options will accelerate, and Mr. Merriman will additionally be entitled to receive a payment of $1.0 million from RateXchange, upon:

         o        A sale of all or substantially all of our assets;

         o A merger of our company with another entity where we are not the surviving entity or where our stockholders immediately prior to the merger own less than 50% of our voting stock following the merger; or

         o A change in the membership of the board of directors such that individuals who, as of October 5, 2000, constitute our board of directors cease for any reason to constitute at least a majority of the board of directors; provided that any individual becoming a director subsequent to October 5, 2000 whose election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the directors then comprising the incumbent board shall be considered as though the individual were a member of the incumbent board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our board of directors.

         Under Mr. Merriman's employment agreement, Mr. Merriman's employment may be terminated for cause or upon death or disability so long as we pay all compensation owed as of the date of termination. Mr. Merriman's employment agreement may be terminated by us without cause if we pay to Mr. Merriman his base salary for twelve months following termination, any bonus that had been earned but not paid at the time of termination and all other benefits and compensation he would have been entitled to receive under the agreement had his employment not been terminated. All stock options granted to him under his employment also would immediately vest. Mr. Merriman would be entitled to receive the same payments and acceleration of the vesting of his options if he were to terminate his employment for "good reason," as that term is defined in his employment agreement.

         Mr. Robert E. Ford joined our company on February 19, 2001 as our Chief Operating Officer. His employment agreement provided for him to receive $125, 000 per year in salary and a $25,000 bonus upon the close of a strategic round of financing. Mr. Ford also has the opportunity to earn a year-end incentive bonus of up to 50% of his salary. Mr. Ford also received an option to purchase 150,000 shares of the company's common stock, priced at $2.05 and vesting six months after his employment. He also received an option to purchase 150,000 shares of common stock upon the successful completion of the strategic round of financing completed in November 2001. This option included a strike price of $0.37, equal to the closing price of the November 2001 financing and vested immediately. If all, or substantially all, of RateXchange's assets are sold or if RateXchange is acquired or merges and owns less than 50% of the company, then Mr. Ford will be entitled to receive a payment of $300,000. If Mr. Ford is terminated without cause, he will be paid his usual salary for twelve months following termination and a lump sum payment equal to 50% of his then-current salary on the date of termination.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company formed a strategic alliance with Amerex Bandwidth, Ltd. in September 2000. Amerex is an over-the-counter broker, providing customers with voice and electronic brokerage services, market liquidity, price discovery, and data services around the globe. Under the terms of the agreement, Amerex Bandwidth, Ltd. received warrants to purchase 2,300,000 shares of the Company's common stock and also received a monthly payment for expenses associated with their bandwidth brokering services. In 2001, the Company paid Amerex Bandwidth, Ltd. $699,183.63 in expense reimbursements according to the terms of the alliance agreement. In February 2002, the Company's obligation to pay reimbursement expenses to Amerex ended. Steven Town, Co-CEO of Amerex, joined the Company's board of directors in October 2000.

         In March 2001, the Company acquired Xpit.com, Inc. in a merger transaction that resulted in the formation of a wholly owned subsidiary, Xpit Corporation. The shareholders of Xpit.com, Inc. received a total of 2,000,000 shares of series A convertible preferred stock of the Company, $500,000 in cash and a promissory note from the Company in the amount of $500,000. In October of 2001 the Company sold its entire interest in Xpit.com, Inc. to Xpit Acquisition, LLC and CQG, Inc. ("CQG") As part of the stock purchase transaction with CQG, the outstanding promissory note was satisfied in full. Michael Boren and David Boren, significant shareholders of Xpit.com, Inc., joined the Company's board of directors in April 2001. Messrs. Boren resigned from our Board of Directors following the CQG stock purchase transaction in October 2001.

         For certain other transactions with directors see, "Compensation Committee Interlocks and Insider Participation."


       BOARD COMPENSATION COMMITTEE 2001 REPORT ON EXECUTIVE COMPENSATION

General Compensation Policy

         The Compensation Committee of the board of directors has exclusive authority to establish the level of compensation paid to the Company's executive officers and administers the Company's stock option plans. Compensation policies of the Committee are designed to attract, retain and motivate highly skilled executive officers by providing compensation that is comparable to that provided by our competitors for key personnel. It is the Committee's policy to offer executive officers competitive compensation that is based upon overall Company performance, individual contributions to the Company's financial success and the scope of responsibilities performed pursuant to particular offices.

         Currently, the Committee does not use quantitative methods or mathematical formulas to set any element of compensation for a particular executive officer. Instead, the Committee administers the executive compensation system through informal surveys of compensation programs of other similar companies and application of the subjective business judgment of each Committee member. In employing its discretion, the Committee principally considers for each component of an executive's compensation factors such as previous and anticipated Company performance, as well as demonstrated individual initiative and performance. The principal components of the Company's executive compensation include (a) annual base salary, (b) bonus programs and (c) equity awards. Currently, we do not contribute to any retirement programs or pension plans on behalf of our executive officers.

Base Salaries

         Annual base salaries for executive officers are initially determined by evaluating the scope of the responsibilities of the office and the experience and knowledge of the individual officer. A secondary consideration is the competitiveness of the marketplace for executive talent. The Committee establishes base salaries of its executives with the objective of ensuring that the salaries we offer remain competitive with those of similar companies.

         In establishing the annual base salaries of our executive officers, the Company's Board of Directors specifically assessed the responsibilities of the offices, evaluated the officers' level of experience, skills and knowledge relevant to the Company's business objectives and informally reviewed the compensation for executive officers of comparable companies. The Committee believes that the annual base salaries of our executive officers are appropriate when compared to salaries paid by other companies for the same offices, and in light of both the scope of responsibilities and anticipated performance, as well as previous related work experience and level of skill and knowledge of our officers.

         The Committee anticipates that it will periodically review the individual salaries of each of our executive officers. Adjustments to base salaries are made at the discretion of the Committee, which takes into consideration factors such as past and anticipated performance of the Company and the Committee's subjective perception of the individual's performance.

Bonuses

         Executive officer bonuses are designed to provide the Company flexibility in devising incentives for exceptional performance by our executive officers. Generally, cash bonus payouts are tied to achievement of company-wide performance goals, including stock performance. At its sole discretion, the Committee may award annual cash bonuses to the Company's executive officers. The amount of the performance bonus awarded, if any, is tied to both the level of our executive officers' performance and that of the Company.

         Nevertheless, bonuses available to our executive officers reflect the specific capitalization and development needs of the Company as a development-stage company. Thus, the Company has utilized the incentive of special cash fundraising bonuses for executive officers, which bonuses are granted in the event the Company obtains certain levels of aggregate net proceeds from borrowing and issuance of debt and equity securities. The Company has also employed special acquisition bonuses as an incentive for our executive officers to identify and consummate certain business combinations that promote the business objectives of the Company.

Equity Awards

         In granting stock options, the Company's goals are to attract, retain and motivate the highest caliber of executives by offering long-term compensation that links a meaningful portion of the executives' total compensation to the best interests of stockholders. Making stock options a significant component of executive compensation provides each executive officer with incentive to manage the Company from the perspective of an owner with an equity interest in the Company. The Committee also believes that, given the emerging market in which the Company operates and the Company's early stage of development, equity-based compensation provides the greatest incentive for outstanding executive performance.

Chief Executive Officer Compensation

Donald Sledge

         Mr. Sledge's 2001 compensation, including salary and bonus, was based upon his function as the Chairman of our Board of Directors. Mr. Sledge was the Company's chief executive from February 2000 until October 2000. Mr. Sledge guided the Company by building an executive team, securing private financing and successfully listing the Company on the American Stock Exchange. After resigning from his position as chief executive officer in October 2000, Mr. Sledge remained employed by the Company in his role as Chairman of the Board of Directors until June 2001. In May of 2001, Mr. Sledge left his employment with the Company, but remained a member of the Board of Directors and continues in that role currently.

D. Jonathan Merriman

         Mr. Merriman's 2001 compensation; including salary, bonus and equity in the Company, was based upon his function as the Chairman and Chief Executive Officer. Mr. Merriman became the Company's chief executive in October 2000 and its chairman in June 2001. Mr. Merriman's compensation was negotiated based upon the then-current compensation being given to executives in similar businesses. Mr. Merriman's equity interest in the

Company is earned based upon the performance goals set forth in his employment agreement. See "Employment Contracts and Termination of Employment and Change in Control Agreements."

$1 Million Pay Deductibility Limit

      Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits publicly traded companies from taking a tax deduction for compensation in excess of $1 million paid to the chief executive officer or any of the four most highly compensated executive officers for any fiscal year. Certain "performance-based compensation" is excluded from this $1 million cap. At this time, none of the Company's executive officer's compensation subject to the deductibility limit exceeds $1 million. In the Committee's view, the Company is not likely to be affected by the nondeductibility rules in the near future.

Conclusion

         In conclusion, a significant portion of the Company's executive compensation is linked directly to individual performance of our executive officers as measured by the accomplishment of the Company's strategic goals and stock price appreciation. The Committee intends to continue the practice of linking executive compensation to Company performance, individual officer performance and stockholder return, realizing, of course, that the business cycle from time to time may result in an imbalance for a particular period.


                                       COMPENSATION COMMITTEE DURING 2001

                                       Donald Sledge*
                                       Steven Town

*        Mr. Sledge did not  participate  in decisions on his own  compensation.
         Former Committee member Michael Boren participated in the Compensation Committee from April 2001 until his resignation from the Board in October 2001.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2001, the following directors served as compensation committee members: D. Jonathan Merriman, Ronald Spears, Donald Sledge, Steven Town and Michael Boren. Mr. Merriman resigned from the Committee upon his appointment as Chairman of the Board. Mr. Spears' term on the committee expired in April 2001 and he accepted the nomination of the Board of Directors to join the Audit Committee, which nomination was approved by the Board. Currently, our compensation committee is composed of Donald Sledge and Steven Town. Michael Boren resigned from the compensation committee in October 2001 when he resigned from our board of directors.

         During fiscal 2001, there were no Compensation Committee interlocks and no insider participation in Compensation Committee decisions that were required to be reported under the rules and regulations of the Securities Exchange Act of 1934.

            PROPOSAL 2: APPROVAL OF 2002 EMPLOYEE STOCK PURCHASE PLAN

         This section provides a summary of the terms of the 2002 Employee Stock Purchase Plan and the proposal to approve the plan.

         The Compensation Committee of the board of directors approved the 2002 Employee Stock Purchase Plan on March 20, 2002, subject to approval from our stockholders at this meeting. The purpose of the 2002 Employee Stock Purchase Plan is to attract and to encourage the continued employment and service of, and maximum efforts by, the officers and employees by offering those persons an opportunity to acquire or increase a direct proprietary interest in our operations and our future success. In the judgment of the board of directors, an opportunity to participate in the 2002 Employee Stock Purchase Plan will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of 2002 Employee Stock Purchase Plan participants with those of our stockholders.

      It is the intention of the Company to have the plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code. The provisions of the plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         A total of 1,050,124 shares of common stock will be available for issuance under the 2002 Employee Stock Purchase Plan. At April 30, 2002, the closing price of our common stock was $0.37 per share. There are currently no participants in the 2002 Employee Stock Purchase Plan. Because participation under the 2002 Employee Stock Purchase Plan is subject to the discretion of the Company employees, the benefits or amounts that will be received by any participant or groups of participants if the 2002 Employee Stock Purchase Plan is approved are not currently determinable. At April 30, 2001, there were three executive officers and 22 employees of the Company and its subsidiaries who were eligible to participate in the 2002 Employee Stock Purchase Plan.

Required Vote

         The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting is required to approve the 2002 Employee Stock Purchase Plan. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 2 to approve the 2002 Employee Stock Purchase Plan.

         The board of directors recommends that stockholders vote "FOR" the approval of the 2002 Employee Stock Purchase Plan.

Description of the Plan

         A description of the provisions of the 2002 Employee Stock Purchase Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2002 Employee Stock Purchase Plan, a copy of which is attached as Annex A to this proxy statement.

         Administration. The 2002 Employee Stock Purchase Plan is administered by the Board of Directors, through the recommendation of its Compensation Committee, according to the terms of the plan.

         Common Stock Reserved for Issuance under the Plan. The common stock to be issued under the 2002 Employee Stock Purchase Plan consists of 1,050,124 authorized shares of common stock that were returned to RateXchange upon the discontinuation of the business of its subsidiary RMG Partners Corporation. RMG Partners Corporation was capitalized with shares of the Company's common stock. Upon exercise of an option to purchase RMG Partners by BL Partners, LLC, the balance of the shares not earned as compensation by the Chairman of RMG Partners were returned to the Company.

         Term of the 2002 Employee Stock Purchase Plan. The 2002 Employee Stock Purchase Plan will continue, perpetually, until the eligible participants have purchased all the authorized shares.

         Eligibility. Any person who is an employee as of the initial offering date of a given offering period shall be eligible to participate in the 2002 Employee Stock Purchase Plan, subject to the requirements of the plan and the limitations imposed by Section 423(b) of the Internal Revenue Code.

         Material Features of the Plan. The plan shall be generally implemented by a series of offering periods of twenty-four (24) months' duration, with new offering periods (other than the first Offering Period) commencing on or about August 15th and February 15th of each year (or at such other time or times as may be determined by the Board of Directors). The first offering period shall commence on August 15, 2002 and continue until August 15, 2004. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of offering periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first offering period to be affected.

Each offering period shall generally consist of four (4) consecutive purchase periods of six (6) months' duration. The last day of each purchase period shall be the "Purchase Date" for such purchase period. A purchase period commencing on August 15th shall end on the next February 14th. A purchase period commencing on February 15th shall end on the next August 14th. The first offering period shall have four purchase periods. The Board of Directors of the Company shall have the power to change the duration and/or frequency of purchase periods with respect to future purchases without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first purchase period to be affected.

A participant shall elect to have payroll deductions made on each payday during the offering period. All payroll deductions made by a participant shall be credited to his or, her account under the plan. A participant may not make any additional payments into such account. On the Purchase Date the accumulated funds for that offering period will be used to purchase shares from the plan. The purchase price will be equal to 85% of the fair market value of a share of common stock on the offering date or on the purchase date, whichever is lower.

         Amendment or Termination of the Plan. The board of directors may terminate or amend the plan at any time and for any reason consistent with the terms of the plan.

         Adjustments for Stock Dividends and Similar Events. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2002 Employee Stock Purchase Plan, including the individual limitations on shares, to reflect common stock dividends, stock splits and other similar events.

Federal Income Tax Consequences

         Under Section 423 of the Internal Revenue Code, employees will not realize taxable income for federal income tax purposes upon the grant of a purchase right under the Employee Stock Purchase Plan or when they complete their purchase for cash and receive delivery of the stock which they are eligible to purchase, provided such purchase occurs while they are employed or within three months after termination of employment. If no disposition of such stock is made within two years after the date of grant or within one year after the date of acquisition, any gain or loss that may be realized on the ultimate sale will be treated as long-term capital gain or loss. Notwithstanding the above, if the purchase price of the stock when acquired is less than 100% of the then fair market value, upon a subsequent disposition of the stock by the employee, including a disposition after the two-year and one-year periods referred to above, or the death of the employee while holding such stock, the employee will recognize compensation taxable as ordinary income in an amount equal to the discount at the time of the acquisition or, if less, the excess of the stock's value at the time of such disposition or death, as the case may be, over the original purchase price. The amount of ordinary income recognized by the employee will decrease the capital gain or increase the capital loss recognized by the employee on the sale of the stock. The employer is not allowed a deduction for the compensation. However, is such stock is disposed of within such two-year or one-year periods, the difference between the market value of such stock at the time of purchase and the purchase price will be treated as income taxable to the employee at ordinary income rates in the year in which the disposition occurs, and the employer will be entitled to a deduction from income in the same amount in such year. The amount of ordinary income recognized by the employee will decrease the capital gain or increase the capital loss recognized by the employee on the sale of the stock.


         PROPOSAL 3: APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors, upon recommendation of the Audit Committee, has appointed the accounting firm of Ernst & Young, LLP to serve as the Company's independent auditors for fiscal year 2002. Previously, the accounting firm of Arthur Anderson, LLP served as the Company's independent auditors for fiscal years 2000 and 2001. Representatives of these firms are not expected to attend the annual meeting. However, if one or more representatives of these firms attend the annual meeting, they will be given the opportunity to comment, if they desire, and to respond to appropriate questions that may be asked by stockholders.

         Approval by the stockholders of the appointment of independent auditors is not required but the Board of Directors deem it desirable to submit this matter to the stockholders. If the stockholders do not approve the selection of Ernst & Young, LLP, the Board of Directors will reconsider the selection of independent auditors.

      The board of directors recommends that stockholders vote "FOR" the approval of the appointment of independent auditors.

Fees of Independent Auditors for Year Ended December 31, 2001

          Audit Fees (1)                                              $201,116

          Financial Information Systems Design and                       0
          Implementation Fees

          All Other Fees                                              $ 36,500

(1) Includes fees for audits of December 31, 2001 financial statements and reviews of the related quarterly financial statements.

Information Regarding Change of Independent Auditors

      The Audit Committee of the Board of Directors of RateXchange annually considers and recommends to the Board of Directors the selection of the Company's independent public accountants. As recommended by Ratexchange's Audit Committee, the Company's Board of Directors decided to no longer engage Arthur Andersen LLP (Andersen) as Ratexchange's independent public accountants on April 2, 2002. The Board of Directors engaged Ernst & Young LLP to serve as the Company's independent public accountants on April 2, 2002. The appointment of Ernst & Young LLP is subject to approval by the Company's stockholders at the 2002 annual meeting.

      Andersen's reports on Ratexchange's consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Andersen issued an unqualified report dated February 26, 2002 on Ratexchange's 2001 consolidated financial statements.

       During the Company's two most recent fiscal years and through the date of this report on Form 8-KA, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on Ratexchange's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

      During Ratexchange's two most recent fiscal years and through the date of this report on Form 8-K, Ratexchange did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on

Ratexchange's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding beneficial ownership of each class of our voting securities as of April 30, 2002, by (a) each person who is known by us to own beneficially more than five percent of each of our outstanding classes of voting securities, (b) each of our directors,
(c) each of the named executive officers and (d) all directors and executive officers as a group.

                                                                                                     Series A
                                                                                                    Convertible
                                                                        Common                       Preferred
                                                                        Stock                          Stock
 Name and Address of                                                Beneficially                   Beneficially
  Beneficial Owner                                                      Owned       Percent (1)        Owned          Percent (2)
  ----------------                                                      -----       -----------        -----          -----------
Patrick Arbor (3)                                                      251,318         1.2%             --                 --

Dean S. Barr (4)                                                       124,500          *               --                 --

E. Russell Braziel (5)                                                 162,500          *               --                 --

Robert E. Ford (6)                                                     908,818         4.2%             --                 --

John E. McConnaughy, Jr. (7)                                           935,811         4.3%             --                 --

D. Jonathan Merriman (8)                                             3,602,353        15.2%             --                 --

Donald H. Sledge (9)                                                 1,445,454         6.5%             --                 --

Ronald E. Spears (10)                                                  200,000         1.0%             --                 --

Steven W. Town (11)                                                    231,318         1.1%             --                 --

John V. Winfield (12)                                                1,653,432         7.4%             --                 --

All directors and executive officers as a
group (9 persons) (13)                                               7,865,072        27.0%             --                 --

Amerex Bandwidth, Ltd.
1 Sugar Creek Center Blvd
Suite 700
Sugar Land, TX 77478                                                 1,985,000         8.7%             --                 --

Corporation of the President, Church of
Jesus Christ of Latter-Day Saints
50 East North Temple Street
Salt Lake City, UT 84150                                             1,193,634          --           1,193,634            59.7%


------------------
* Less than one percent.

(1) Applicable percentage ownership is based on 20,732,349 shares of common stock outstanding as of April 30, 2002. Pursuant to the rules of the Securities and Exchange Commission, shares shown as "beneficially" owned include all shares of which the persons listed have the right to acquire beneficial ownership within 60 days of April 30, 2002, including (a) shares subject to options, warrants or any other right exercisable within 60 days of April 30, 2002, even if these shares are not currently outstanding, (b) shares attainable through conversion of other securities, even if these shares are not currently outstanding,
         (c) shares that may be obtained under the power to revoke a trust, discretionary account or similar arrangement and (d) shares that may be obtained pursuant to the automatic termination of a trust, discretionary account or similar arrangement. This information is not necessarily indicative of beneficial ownership for any other purpose. Our directors and executive officers have sole voting and investment power over the shares of common stock held in their names, except as noted in the following footnotes.

(2) Applicable percentage ownership is based on 2,000,000 shares of series A convertible preferred stock outstanding as of April 30, 2002. At that date, the series A convertible preferred stock was convertible on a one-for-one basis into common stock.

(3) Includes Mr. Arbor's currently exercisable option to purchase 100,000 shares of common stock at $2.01 per share and an option to purchase 62,500 shares of common stock at $0.41 per share. Mr. Arbor also holds an option to purchase 62,500 shares of common stock at $0.41 that is not currently exercisable. As part of his participation in the Company's November private financing, Mr. Arbor holds a warrant to purchase 6,250 shares of common stock at $0.37 per share and a convertible promissory note from the Company that can be converted at Mr. Arbor's discretion into 251,318 shares of common stock at $0.37 per share.

(4) Includes 27,500 shares and 6,250 warrants (exercisable at $5.00) held by members of Mr. Barr's family. Includes 100,000 currently exercisable options to purchase common stock at $1.56.

(5) Includes Mr. Braziel's currently exercisable option to purchase 100,000 shares of common stock at $2.01 per share and an option to purchase 62,500 shares of common stock at $0.41 per share. Mr. Braziel also holds an option to purchase 62,500 shares of common stock at $0.41 that is not currently exercisable.

(6) Includes Mr. Ford's currently exercisable option to purchase 150,000 shares of common stock with a strike price of $2.05, an option to purchase 150,000 shares with a strike price of $0.37, an option to purchase 20,000 shares with a strike price of $1.40, two options to purchase 100,000 shares each with a strike price of $0.34 and an option to purchase 300,000 shares with a strike price of $0.34, all which are currently exercisable.

(7) Includes Mr. McConnaughy's currently exercisable option to purchase 50,000 shares of common stock at $0.56 per share. Mr. McConnaughy also holds an option to purchase 50,000 shares of common stock at $0.56 that is not currently exercisable. As part of his participation in the Company's November private financing, Mr. McConnaughy holds a warrant to purchase 75,000 shares of common stock at $0.37 per share and a convertible promissory note from the Company that can be converted at Mr. McConnaughy's discretion into 810,811 shares of common stock at $0.37 per share.

(8) Includes Mr. Merriman's currently exercisable options to purchase 100,000 shares of common stock at $7.00 per share and 1,250,000 shares of common stock at $3.19 per share. Mr. Merriman also holds and option to purchase 1,387,500 shares of common stock at $0.41 per share. Mr. Merriman also holds options to purchase 750,000 shares of common stock at $3.19 per share that are not currently exercisable.

(9) Includes Mr. Sledge's currently exercisable options to purchase 100,000 shares of common stock at $2.75 per share and 1,200,000 shares of common stock at $7.00 per share. Mr. Sledge also holds a convertible promissory note from the Company that can be converted at his discretion into 145,454 shares of common stock at $2.75 per share.

(10) Includes Mr. Spears' currently exercisable options to purchase 100,000 shares of common stock at $7.00 per share and an option to purchase 100,000 shares of common stock at $0.41 per share. Mr. Spears also holds an option to purchase 100,000 shares of common stock at $0.41 that is not currently exercisable.

(11) Includes Mr. Town's currently exercisable options to purchase 100,000 shares of common stock at $2.87 per share and an option to purchase 57,500 shares of common stock at $0.41 per share . Mr. Town also holds option to purchase 57,500 shares of common stock at $0.41 per share that is not currently exercisable.

(12) Includes Mr. Winfield's warrant to purchase 75,000 shares of common stock at $0.37 per share and a convertible promissory note from the Company that can be converted at Mr. McConnaughy's discretion into 810,811 shares of common stock at $0.37 per share. These securities were received as part of Mr. Winfield's participation in the Company's November private financing.

(13) The total for directors and executive officers as a group includes 700,900 shares of common stock, 5,690,000 shares subject to outstanding stock options that are currently exercisable, 112,500 shares subject to outstanding warrants that are currently exercisable.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 required the Company's directors and executive officers to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in the Company's equity securities. During 2001, there were no late filings.


                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         If you wish to submit proposals to be included in RateXchange's 2003 proxy statement, we must receive them on or before January 6, 2003. Please address your proposals to the Corporate Secretary.

         If you wish to raise a matter before the stockholders at the year 2003 annual meeting, you must notify the Secretary in writing by not later than March 17, 2003. Please note that this requirement relates only to matters you wish to bring before your fellow stockholders at the annual meeting. It is separate from the SEC's requirements to have your proposal included in next year's proxy statement.

                           ANNUAL REPORT ON FORM 10-K

         Our 2001 Annual Report to Stockholders was prepared on an integrated basis with our Annual Report on Form 10-K for the year ended December 31, 2001, and accompanies this proxy statement. Stockholders may obtain a copy of the exhibits to the Company's Form 10-K for the year ended December 31, 2001 upon payment of a reasonable fee by writing to RateXchange Corporation, 100 Pine Street, Suite 500, San Francisco, California 94133, Attention: Corporate Secretary.


                                         By Order of the Board of Directors

                                         Christopher L. Aguilar
                                         Secretary

                                                                         ANNEX A


                             RATEXCHANGE CORPORATION
                        2002 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Employee Stock Purchase Plan of RateXchange Corporation

         1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2. Definitions.

         (a) "Board" means the Board of Directors of the Company.

         (b) "Code" means the Internal Revenue Code of 1986, as amended.

         (c) "Common Stock" means the Common Stock of the Company.

         (d) "Company" means RateXchange Corporation, a Delaware Corporation.

         (e) "Compensation" means regular cash compensation received by an Employee from the Company or a Designated Subsidiary. By way of illustration, but not limitation, Compensation includes regular compensation such as salary, wages, overtime, shift differentials and commissions, but excludes bonuses, incentive compensation, relocation, expense reimbursements, tuition or other reimbursements and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

         (f) "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (1) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

         (g) "Contributions" means all amounts credited to the account of a participant pursuant to the Plan.

         (h) "Corporate Transaction" means a sale of all or substantially all of the Company's assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company's stockholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or parent) immediately thereafter.

         (i) "Designated Subsidiaries" means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan; provided, however, that the Board shall only have the discretion to designate Subsidiaries if the issuance of options to such Subsidiary's Employees pursuant to the Plan would not cause the Company to incur adverse accounting charges.

         (j) "Employee" means any person, including an Officer, who is an employee for tax purposes pursuant to Section 3401(c) of the Code, and the regulations thereunder, and who is customarily employed for at least twenty (20) hours per week by the Company or one of its Designated Subsidiaries.

         (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (l) "Offering Date" means the first business day of each Offering Period of the Plan.

         (m)"Offering   Period"  means  a  period  of  twenty-four  (24)  months
commencing on January 1st and July 1st of each year, except for the first Offering Period as set forth in Section 4(a).

         (n) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (o) "Plan" means this Employee Stock Purchase Plan.

         (p) "Purchase Date" means the last day of each Purchase Period of the Plan.

         (q) "Purchase Period" means a period of six (6) months within an Offering Period, except for the Purchase Periods in the first Offering Period as set forth in Section 4(b).

         (r) "Purchase Price" means with respect to a Purchase Period an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower; provided, however, that in the event (i) of any increase in the number of Shares available for issuance under the Plan as a result of a stockholder-approved amendment to the Plan, and (ii) all or a portion of such additional Shares are to be issued with respect to one or more Offering Periods that are underway at the time of such increase ("Additional Shares"), and (iii) the Fair Market Value of a Share of Common Stock on the date of such increase (the "Approval Date Fair Market Value") is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Purchase Price with respect to Additional Shares shall be 85% of the Approval Date Fair Market Value or the Fair Market Value of a Share of Common Stock on the Purchase Date, whichever is lower.

         (s) "Share" means a share of Common Stock, as adjusted in accordance with Section 19 of the Plan.

         (t) "Subsidiary" means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

         3. Eligibility.

         (a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

         (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7(b) below) of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4. Offering Periods and Purchase Periods.

         (a) Offering Periods. The Plan shall be generally implemented by a series of Offering Periods of twenty-four (24) months' duration, with new Offering Periods (other than the first Offering Period) commencing on or about August 15th and February 15th of each year (or at such other time or times as may be determined by the Board of Directors). The first Offering Period shall commence on August 15th, 2002 and continue until August 15, 2004. The Plan shall continue until terminated in accordance with Section 20 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

         (b) Purchase Periods. Each Offering Period shall generally consist of four (4) consecutive purchase periods of six (6) months' duration. The last day of each Purchase Period shall be the "Purchase Date" for such Purchase Period. A Purchase Period commencing on August 15th shall end on the next February 14th. A Purchase Period commencing on February 15th shall end on the next August 14th. The first Offering Period shall have 4 Purchase Periods. The first Purchase Period of the first Offering Period shall commence on August 15, 2002 and shall end on February 14th, 2003 with the second Purchase Period beginning on February 15, 2003 and ending on August 14, 2003, and the third Purchase Period beginning on August 15, 2003 and ending on February 14, 2004. The Board of Directors of the Company shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Purchase Period to be affected.

         5. Participation.

         (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's Human Resources Department or the stock brokerage or other financial services firm designated by the Company (the "Designated Broker") prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period. The subscription agreement shall set forth the percentage of the participant's Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.

         (b) Payroll deductions shall commence on the first full payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

         6. Method of Payment of Contributions.

         (a) A participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not to exceed $25,000 of fair market value of such stock for each calendar year in which such option is outstanding at any time. (or such other percentage as the Board may establish from time to time before an Offering Date) of such participant's Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be credited to his or, her account under the Plan. A participant may not make any additional payments into such account.

         (b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, unless otherwise provided by the Administrator, on one occasion only during a Purchase Period may increase and on one occasion only during a Purchase Period may decrease the rate of his or her Contributions with respect to the ongoing Offering Period by completing and filing with the Company a new subscription agreement authorizing a change in the payroll deduction rate. The change in rate shall be effective as of the beginning of the next pay period following the date of filing of the new subscription agreement, if the agreement is filed at least five (5) business days prior to such date and, if not, as of the beginning of the next succeeding pay period.

         (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participants payroll deductions may be decreased during any Purchase Period scheduled to end during the current calendar year to 0%. Payroll deductions shall re-commence, at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

         7. Grant of Option.

         (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date a number of Shares of the Company's Common Stock determined by dividing such Employee's Contributions accumulated prior to such Purchase Date and retained in the participant's account as of the Purchase Date by the applicable Purchase Price; provided, however, that the maximum number of Shares an Employee may purchase during each Purchase Period shall be _________ Shares (subject to any adjustment pursuant to Section 19 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13.

         (b) The fair market value of the Company's Common Stock on a given date (the "Fair Market Value") shall be determined by the Board in its discretion based on the closing sales price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the American Stock Exchange
(AMEX) or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by AMEX or, in the event the Common Stock is listed on a stock exchange, the Fair Market Value per share shall be the closing sales price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal.

         8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. No fractional Shares shall be issued. Any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full Share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 below. Any other amounts left over in a participant's account after a Purchase Date shall be returned to the participant. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant's option to purchase Shares hereunder is exercisable only by him or her.

         9. Delivery. Within 10 days after each Purchase Date of each Offering Period, the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant's name with the Designated Broker.

         10. Voluntary Withdrawal; Termination of Employment.

         (a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Company or the Designated Broker, as directed by the Company. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

         (b) Upon termination of the participant's Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

         (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

         (d) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan that may hereafter be adopted by the Company.

         11. Automatic Withdrawal. If the Fair Market Value of the Shares on any Purchase Date of an Offering Period is less than the Fair Market Value of the Shares on the Offering Date for such Offering Period, then every participant shall automatically (i) be withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of Shares for such Purchase Period, and (ii) be enrolled in the Offering Period commencing on the same day as such Purchase Date.

         12. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

         13. Stock.

         (a) Subject to adjustment as provided in Section 19, the maximum number of Shares which shall be made available for sale under the Plan shall be 1,050,124 Shares. If the Board determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed
(i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 below. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company's stockholders subsequent to such Offering Date.

         (b) The participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

         (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

         14 Administration. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

         15. Designation of Beneficiary.

         (a) A participant may designate a beneficiary who is to receive any Shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations under this Section 15(a) shall be made as directed by the Company's Human Resources Department.

         (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         16. Transferability. Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

         17. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

         18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be provided to participating Employees by the Company or the Designated Broker at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

         19. Adjustments on Changes in Capitalization; Corporate Transactions.

         (a) Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the plan that has not yet been exercised and the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the maximum number of shares of Common Stock that may be purchased by a participant in a Purchase Period, the number of shares of Common Stock set forth in Section 13(a)(i) above, and the price per Share of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

         (b) Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Purchase Period and Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Purchase Period and Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the "New Purchase Date"), as of which date any Purchase Period and Offering Period then in, progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 19, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 19); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

         The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company's being consolidated with or merged into any other corporation.

         20. Amendment or Termination.

         (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board's setting a new Purchase Date with respect to an Offering Period and Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 19 and in this Section 20, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Art, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the

Company shall obtain stockholder approval in such a manner and to such a degree as so required.

         (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable, waiting and adjustment periods and/or accounting, and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

         21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         23. Term of Plan; Effective Date. The Plan shall become effective as of the date of adoption by the Board, which date is set forth below, subject to approval of the Plan by a majority of the stock having voting power present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of the shares entitled to vote present, either in person or by proxy. The Plan shall continue in effect until all of the authorized shares are purchased be participants, unless sooner terminated under
Section 20 or this Section 23.

         24. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                          EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT

                                  New Election
                               Change of Election


         1. I, ____________________, hereby elect to participate in the _______________ Employee Stock Purchase Plan (the "Plan") for the Offering Period _____________, ______ to ____________________, _______, and subscribe to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Plan.

         2. I elect to have Contributions in the amount of ____ % of my Compensation, as those terms are defined in the Plan, applied to this purchase. I understand that this amount must not be less than ______% and not more than _______% of my Compensation during the Offering Period. (Please note that no fractional percentages are permitted).

         3. I hereby authorize payroll deductions from each paycheck during the Offering Period at the rate stated in Item 2 of this Subscription Agreement. I understand that all payroll deductions made by me shall be credited to my account under the Plan and that I may not make any additional payments into such account. I understand that all payments made by me shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on the Purchase Date of each Offering Period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose.

         4. I understand that I may discontinue at any time prior to the Purchase Date my participation in the Plan as provided in Section 10 of the Plan. I also understand that, unless otherwise provided by the Plan administrator, I can increase or decrease the rate of my Contributions on one occasion only with respect to each rate change during any Purchase Period by completing and filing a new Subscription Agreement with such increase or decrease taking effect as of the beginning of the calendar month following the date of filing of the new Subscription Agreement, if filed at least ten (10) business days prior to the beginning of such month. Further, I may change the rate of deductions for future Offering Periods by filing a new Subscription Agreement, and any such change will be effective as of the beginning of the next Offering Period. In addition, I acknowledge that, unless I discontinue my participation in the Plan as provided in Section 10 of the Plan, my election will continue to be effective for each successive Offering Period.

         5. I have received a copy of the Company's most recent description of the Plan and a copy of the complete "RateXchange Corporation 2002 Employee Stock Purchase Plan." I understand that my participation in the Plan is in all respects subject to the terms of the Plan. I also understand that participation in the Plan does not affect my "`at will" employment status or the Company's right to terminate my employment at any time with or without cause.

         6. Shares purchased for me under the Plan should be issued in the name(s) of (name of employee or employee and spouse only):


                          _____________________________

                         ______________________________


         7. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due to me under the Plan:


NAME:  (Please print) __________________________________________________
                      (First)                 (Middle) (Last)


                   ___________________________________________

                   ___________________________________________
                                    (Address)

                   ___________________________________________
                                 (Relationship)

         8. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or within 1 year after the Purchase Date, I will be treated for federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the fair market value of the shares on the Purchase Date over the price that I paid for the shares, regardless of whether I disposed of the shares at a price less than their fair market value at the Purchase Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

         I hereby agree to notify the Company in writing within 30 days after the date of any such disposition, and I will make adequate provision for federal, state or other tax withholding obligations, if any, that anise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Compzaiy any tax deductions or benefits attributable to the sale or early disposition of Common Stock by me.

         9. If I dispose of such shares at any time after expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price that I paid for the shares under the option, or (2) 15% of the fair market value of the shares on the Offering Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as long term capital gain or loss.

         I understand that this tax summary is only a summary and is subject to change. I further understand that I should consult a tax advisor concerning the tax implications of the purchase and sale of stock wider the Plan.

         10. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.


SIGNATURE: _________________________________________

SOCIAL SECURITY #: __________________________________  DATE: ______________

SPOUSE'S SIGNATURE (necessary if beneficiary is not spouse)

______________________________________________
(Signature)

______________________________________________
(Print name)

                          EMPLOYEE STOCK PURCHASE PLAN
                              NOTICE OF WITHDRAWAL

         I, ______________ hereby elect to withdraw my participation in the _________________ Employee Stock Purchase Plan (the "Plan") for the Offering Period that began on ________________. This withdrawal covers all Contributions credited to my account and is effective on the date designated below.

         I understand that all Contributions credited to my account will be paid to me within _____ business days of receipt by the Company of this Notice of Withdrawal and that my option for the current period will automatically terminate, and that no further Contributions for the purchase of shares can be made by me during the Offering Period.

         The undersigned further understands and agrees that he or she shall be eligible to participate in succeeding offering periods only by delivering to the Company a new Subscription Agreement.


Dated: ______________________                    ______________________________
                                                     Signature of Employee

                                                 ______________________________
                                                          Print Name

                                                 ______________________________
                                                     Social Security Number


                                      * * *

                                      PROXY
                             RATEXCHANGE CORPORATION
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 30, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints D. Jonathan Merriman and Robert E. Ford and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all shares of common stock and shares of series A convertible preferred stock of RateXchange Corporation, a Delaware corporation, held of record by the undersigned, on April 22, 2002, at the 2002 annual meeting of stockholders to be held on Thursday, May 30, 2001, at 10:00 a.m., pacific standard time, at The Park Hyatt Hotel, 333 Battery Street, San Francisco, California 94111, or at any adjournment or postponement thereof, upon the matters set forth on the reverse, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' EIGHT NOMINEES NAMED ON THE REVERSE, "FOR" THE PROPOSAL TO APPROVE THE 2002 EMPLOYEE STOCK PURCHASE PLAN AND "FOR" APPROVAL OF THE CHANGE OF INDEPENDENT ACCOUNTING FIRM AND IN THE MANNER RECOMMENDED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. PLEASE COMPLETE, SIGN AND DATE THIS PROXY WHERE INDICATED AND RETURN PROMPTLY IN THE ACCOMPANYING PREPAID ENVELOPE.

                         (To be Signed on Reverse Side.)

SIDE 2

1.       To elect eight directors.

               FOR all nominees listed           WITHHOLD AUTHORITY
               (except as marked to the          to vote for all nominees listed
               contrary below)

               Nominees:     D. Jonathan Merriman
                             Patrick Arbor
                             Dean Barr
                             E. Russell Braziel

                             John E. McConnaughy
                             Donald H. Sledge
                             Ronald Spears
                             Steven W. Town


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


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2.       To approve the 2002 Employee Stock Purchase Plan.

            |_|      For          |_|      Against           |_|      Abstain


--------------------------------------------------------------------------------


3.       To approve the change of independent audit firm.

            |_|      For          |_|      Against           |_|      Abstain


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4.       In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

Signature __________________________________________   Date _________________

Signature __________________________________________   Date _________________


Note: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.